EXHIBIT 15.7
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We consent to the incorporation by reference in the Registration Statements of Korea Electric Power Corporation (“KEPCO”) on Form F-3 (No. 33-99550 and No. 333-9180) of our report dated January 28, 2005 of Korea Midland Power Co., Ltd., appearing in the Annual Report on KEPCO’s Form 20-F for the year ended December 31, 2004.
Deloitte HanaAnjin LLC
Seoul, Korea
June 30, 2005

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